Exhibit 5.1

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July 13, 2020

Trean Insurance Group, Inc.
150 Lakes West Street
Wayzata, MN 55391

Re:	Trean Insurance Group, Inc.
Registration Statement on Form S-1
(File No. 333-239291)

Ladies and Gentlemen:

We have acted as special United States counsel to Trean Insurance Group, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering of the Company’s common stock, par value $0.01 per share (“Common Stock”), relating to the sale (a) by the Company to the Underwriters (as defined below) of 7,142,857 shares of Common Stock (the “Company Shares”) and (b) by the Selling Stockholders (as defined below) to the Underwriters of 3,571,429 shares of Common Stock and up to an additional 1,607,142 shares of Common Stock at the Underwriters’ option to cover over-allotments (such 5,178,571 shares of Common Stock, the “Secondary Shares”). The Company Shares and the Secondary Shares are collectively referred to herein as the “Shares”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Trean Insurance Group, Inc.
July 13, 2020

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-1 (File No. 333-239291) of the Company relating to the Shares filed on June 19, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendments No. 1 through No. 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)          the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, the selling stockholders named therein (the “Selling Stockholders”) and J.P. Morgan Securities LLC, Evercore Group, L.L.C. and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Company Shares and the sale by the Selling Stockholder to the Underwriters of the Secondary Shares, filed as Exhibit 1.1 to the Registration Statement;

(c)          an executed copy of a certificate of Julie A. Baron, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)          a copy of the Company’s Certificate of Incorporation certified pursuant to the Secretary’s Certificate;

(e)          the form of the Company’s amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), to be in effect before the closing of the sale of the Shares and filed as Exhibit 3.1 to the Registration Statement;

(f)          a copy of the Company’s By-Laws, in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(g)          the form of the Company’s amended and restated By-Laws (the “Amended and Restated By-Laws”), to be in effect before the closing of the sale of the Shares and filed as Exhibit 3.2 to the Registration Statement; and

(h)          a copy of certain resolutions of the Board of Directors of the Company, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

Trean Insurance Group, Inc.
July 13, 2020

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement. In addition, we have assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Amended and Restated By-Laws and to approve the issuance and sale of the Company Shares and related matters, including the price per share of the Shares; (iv) the Company Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Company Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per Company Share.

2.          The issuance of the Secondary Shares has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the reorganization transactions are consummated as contemplated by the Registration Statement, the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Amended and Restated By-Laws and the Secondary Shares to be issued in the reorganization transactions are registered in the Company’s share registry, the Secondary Shares will be validly issued, fully paid and nonassessable.

Trean Insurance Group, Inc.
July 13, 2020

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP